EXHIBIT 3(c)

                    AMENDMENT NO. 1 TO DISTRIBUTION AGREEMENT



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                                                                    EXHIBIT 3(c)

                    AMENDMENT NO. 1 TO DISTRIBUTION AGREEMENT
                    -----------------------------------------

         The AGREEMENT dated as of __ , 1995 by and between INDIANAPOLIS LIFE INSURANCE COMPANY (as successor to IL Annuity and Insurance Company), an Indiana life insurance company, on its behalf and on behalf of each separate account identified in the attached Schedule 1, and IL SECURITIES, INC., an Indiana corporation, is hereby amended effective as of June 30, 2003, as follows:.

1. All references to IL Annuity and Insurance Company are hereby changed to "Indianapolis Life Insurance Company" to reflect the statutory merger of IL Annuity and Insurance Company with and into the Insurer.

2. Section 11.d. is hereby deleted in its entirety and replaced with the following Section 11.d:

   d. Notices. All notices hereunder are to be made in writing and shall be given:

       if to Insurer, to:        Michael H. Miller
                                 Vice President
                                 Indianapolis Life Insurance Company
                                 555 South Kansas Avenue
                                 Topeka, KS 66603

                                 and

                                 Debra Powell
                                 Ameritas Life Insurance Corp.
                                 5900 O Street
                                 Lincoln, NE 68510

       if to Distributor:        President
                                 IL Securities, Inc.
                                 2960 N. Meridian Street
                                 Indianapolis, IN 46208

3. Schedule 1 is hereby deleted and replaced with the attached Schedule 1.

4. Schedule 2 is hereby deleted and replaced with the attached Schedule 2.

All other provisions in the Agreement not specifically amended above remain in effect and unchanged.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the
Agreement to be duly executed by such authorized officers as of June 30, 2003.

IL SECURITIES, INC.                          INDIANAPOLIS LIFE INSURANCE COMPANY


By                                           By
  -------------------------------------        ---------------------------------


Name                                         Name
    -----------------------------------          -------------------------------


Title                                        Title
     ----------------------------------           ------------------------------



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                                   SCHEDULE 1

ILICO Separate Account 1

         The Visionary: Flexible Premium Deferred Variable Annuity
         The Visionary Choice: Flexible Premium Deferred Variable Annuity


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                                   SCHEDULE 2

                                  COMPENSATION

Indianapolis Life Insurance Company shall pay IL Securities, Inc. a concession on all contracts sold by it or by Selling Broker-Dealers to whom it has authorized to participate in the sale of the contracts.

Indianapolis Life Insurance Company shall, on behalf of IL Securities, Inc., pay to Broker-Dealer and concession on each Contract for which the Broker-Dealer is the Broker-of-Record. The concession shall be determined in accordance with the Compensation Schedule attached to and made a part of the Selling Broker's Selling Agreement.

Concessions payable to IL Securities shall be determined in accordance with this Schedule.

1. Sales by IL Securities:

   a. Concession Schedule for the Visionary and Visionary Choice. IL Securities may select one of the following Options for each Agent. Once an Option is selected for an Agent it may not be changed and the Option is applicable for each and every contract on which that Agent is the writing Agent.

                           NEW PREMIUM                         ASSET TRAIL
          ---------------------------------------------------------------------
                             YEARS 1-9           YEARS 10+       ALL YEARS
          ---------------------------------------------------------------------
          Option A             6.00%               1.00%             -0-
          ---------------------------------------------------------------------
          Option B             4.75%               1.00%            0.25%
          ---------------------------------------------------------------------
          Option C             3.50%               1.00%            0.50%
          ---------------------------------------------------------------------
          Option D             1.00%               1.00%            1.00%
          ---------------------------------------------------------------------

            Asset trails concessions are paid on the value of a Contract as of its contract anniversary day.

   b. Concessions on Withdrawn Premium. IL Securities will repay all concession paid on premiums which were withdrawn or removed from a Contract within 12 months of the date of the premium payment.

   c. Concessions on Replacements. Concession on a Contract which replaces an existing contract issued by Indianapolis Life Insurance Company (or any of its affiliated companies) shall be paid as follows:

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            1.       The concession on premium paid in excess of the cash
                     surrender value of the existing contract will be payable at the first year rate.

            2. The concession on premiums equal to the excess of the cash surrender value of the existing contract will be payable at the rate for year 10.

            Replacement is defined as the issue of a new contract where an existing contract(s) is (are) surrendered within one year of the issue of the new contract.

2. Sales by Selling Broker-Dealers.


                         NEW PREMIUM

            --------------------------------------
              Years 1-10               Years 10+
            --------------------------------------
                1.00%                     .15%
            --------------------------------------



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